Capital Group Private Client Services Funds 6455 Irvine Center Drive, Irvine, California 92618 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

JOHN S. ARMOUR, President and Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of Capital Group Private Client Services Funds (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended April 30, 2016 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL GROUP PRIVATE CLIENT SERVICES FUNDS	CAPITAL GROUP PRIVATE CLIENT SERVICES FUNDS

/s/ John S. Armour	/s/ Gregory F. Niland
John S. Armour, President	Gregory F. Niland, Treasurer

Date: June 30, 2016	Date: June 30, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL GROUP PRIVATE CLIENT SERVICES FUNDS and will be retained by CAPITAL GROUP PRIVATE CLIENT SERVICES FUNDS and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.